Exhibit 32.2: Certification of Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Gordon A. Milne, Executive Vice President and Chief Financial Officer (principal financial officer) of The Ryland Group, Inc. (the “Registrant”), certify, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K for the year ended December 31, 2003 of the Registrant (the “Report”), that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained and incorporated by reference in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Gordon A. Milne

Name: Gordon A. Milne
Date: March 11, 2004